                                                      Exhibit (2)(n) to Form N-2
                                                               Exhibit 99.(2)(N)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Partners of BMO Partners Fund, L.P.

We consent to the reference to our firm under the caption "DESCRIPTION OF UNITS -- Reports" in Post-Effective Amendment No. 1 to Form N-2 and to the inclusion of our reports dated February 15, 2000 and January 13, 1999, with respect to the financial statements of BMO Partners Fund, L.P. for the years ended December 31, 1999 and 1998, respectively.

New York, New York                             REMINICK, AARONS & COMPANY, LLP
September 29, 2000